EXHIBIT  99.1
                           SUBSCRIPTION  AGREEMENT


Bactrol  Technologies,  Inc.
1109  North  21st  Avenue,  Suite  120
Hollywood,  Florida  33020

Dear  Sirs:

     Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ___________________ shares of Common Stock of Bactrol Technologies, Inc. (the "Company") at a price of $1.00 per Share (the "Subscription Price").

     Purchaser hereby confirms the subscription for a purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     MAKE  CHECK  PAYABLE  TO:  BACTROL  TECHNOLOGIES,  INC.

     Executed this _____ day of ______________, 200___, at _____________________
___________________________ (Street Address), __________________________ (City),
_____________________  (State)  ______________  (Zip  Code).


                                      ________________________________
                                      Signature  of  Purchaser


                                      ________________________________
                                      Printed  Name  of  Purchaser


                                      ________________________________
                                      Social Security Number/  Tax  I.D.



Number  of  Shares  Purchased                   Total  Subscription  Price

_____________________________                   __________________________

Form  of  Payment:      Cash    ______________
                        Check#  ______________
                        Other   ______________


     ACCEPTED  THIS  _____  DAY  OF  ___________________,  200___.



                                             BACTROL  TECHNOLOGIES,  INC.


                                             BY:  ______________________
                                                 Title:  _______________


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